EXHIBIT 10.1

WAIVER OF PENALTIES RELATED TO REGISTRATION RIGHTS

This WAIVER OF PENALTIES RELATED TO REGISTRATION RIGHTS (“WAIVER”) is entered into as of this 29th day of August, 2007 by and between a CHINA ARCHITECTURAL ENGINEERING, INC., a Delaware corporation (the “Company”), and the persons listed on the signature pages hereof (the “Investors”). Undefined terms herein shall have the meaning set forth in the Subscription Agreement, as defined below.

RECITALS:

WHEREAS, the Company and each of the Investors entered into that certain Subscription Agreement dated October 17, 2007 (“Subscription Agreement”) pursuant to which the Investors purchased securities of the Company;

WHEREAS, the Company, pursuant to Section 4 of the Subscription Agreement, agreed to use its reasonable best efforts to cause the Registration Statement to become effective within one hundred eighty (180) days after the Closing Date if the Registration Statement is subject to a full review by the SEC;

WHEREAS, the Subscription Agreement states that Company shall be required to pay, as liquidated damages, to each of the Subscriber a cash payment (the “Penalty Payment”) equal to a total of 0.0333% of the Purchase Price of the Shares sold to the Subscriber for each business day after the 180-day period has expired until the Registration Statement is declared effective by the SEC;

WHEREAS, Section 5.2 of the Subscription Agreement states that the terms of Section 4 of the Subscription Agreement may be modified without the consent or approval of all of the Subscribers so long as (i) such modification applies in the same fashion to the Subscription Agreement of all of the Subscribers in the Offering and (ii) at least holders of a majority of the Shares sold in the Offering have given their approval of such modification, which approval shall be binding on all holders of Shares; and

WHEREAS, the undersigned Investors hold an aggregate number of Shares that is more than a majority of the Shares sold in the Offering and each of the undersigned Investors and the Company desire to modify Section 4 of the Subscription Agreement to waive any and all Penalty Payment, and any rights to any Penalty Payment, under the Subscription Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Waiver of Penalty Payment. The Company and the undersigned Investors hereby agree to remove all references to the Penalty Payment from the Subscription Agreement, and each of the Investors hereby fully and irrevocably waive the Penalty Payment, any claim to payment of the Penalty Amount, whether or not owed, and any and all rights related thereto.

2. Conflicts. To the extent there is any conflict between the terms of the Subscription Agreement and the terms hereof, the terms of this Waiver take precedence.

3. Confirmation of Subscription Agreement. The parties hereto hereby confirm that the Subscription Agreement, as amended by this Waiver, remains in full force and effect.

4. Miscellaneous. This Waiver may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument. The parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have executed this Waiver as of the date set forth in the first paragraph hereof.

CHINA ARCHITECTURAL ENGINEERING, INC.

By: /s/ Ken Luo Yi

Name: Ken Luo Yi Title: Chief Executive Officer

Company Signature Page

In Witness Whereof, the parties hereto have executed this Waiver as of the date set forth in the first paragraph hereof.

INVESTOR

Name of Investor:

Name of Signatory:

Title of Signatory:

Address:

Telephone:
Facsimile: